SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-33001	77-0154833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Industrial Road, San Carlos, California 94070

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 802-0400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its January 18, 2012 meeting, the Compensation Committee of the Board of Directors of Natus Medical Incorporated (the “Company”) approved a cash bonus plan for executive officers of the Company. The cash bonuses may range from 50% to a maximum of 175% of the target amount, based on the achievement of three metrics: (i) budgeted 2012 pre-tax earnings weighted at 60%, (ii) budgeted 2012 revenue weighted at 20%, and (iii) successful completion of five discrete operational goals in 2012 weighted at 20%. The target bonus for Mr. Hawkins is 80% of 2012 base salary, for Mr. Buhler is 50% of 2012 base salary, and for each of Messrs. Mince and Murphy and Dr. Chung is 45% of 2012 base salary. Mr. Traverso’s compensation is comprised of (i) his 2012 base salary, (ii) payments made pursuant to a sales commission plan that is paid on a regular basis, and (iii) a bonus for which the terms are the same as the other executive officers of the Company, except that his target bonus is 32% of his 2012 base salary. The payment of bonuses pursuant to this plan is at the discretion of the Board of Directors.

Base salaries for the Company’s executive officers were not changed for 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: January 24, 2012	By:	/s/ Steven J. Murphy
Steven J. Murphy
Vice President Finance and Chief Financial Officer